UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2024
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On July 1, 2024, Virgin Galactic Holdings, Inc. (the “Company”) received a letter from the New York Stock Exchange (the “NYSE”) stating that the Company has regained compliance with Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”), which requires listed companies to maintain an average closing price per share of at least $1.00 over a 30 consecutive trading-day period.

As previously disclosed, on May 29, 2024, the Company received a letter from the NYSE, indicating that the Company was not then in compliance with Section 802.01C. On June 14, 2024, the Company completed a 1-for-20 reverse stock split, and trading on the NYSE on a split-adjusted basis commenced on June 17, 2024. As of the date of this Current Report on Form 8-K, the Company is in compliance with all NYSE continued listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: July 2, 2024	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Executive Vice President, Chief Legal Officer and Secretary